                                                                    Exhibit 3(i)

                           CERTIFICATE OF DESIGNATION

                                       of

                  SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                                       of

                               BIOPURE CORPORATION

                         (Pursuant to Section 151 of the
                        Delaware General Corporation Law)

         Biopure Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law at a meeting duly called and held on July 28, 1999:

         RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the "Board of Directors" or the "Board") in accordance with the provisions of the Restated Certificate of Incorporation of the Corporation (the "Restated Certificate of Incorporation"), the Board of Directors hereby creates a series of Preferred Stock, par value $0.01 per share (the "Preferred Stock"), of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

         Section 1. Designation and Amount. The shares of this series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 75,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

         Section 2. Dividends and Distributions.

                  (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any other stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount (if any) per share (rounded to the nearest cent), subject to the provision for adjustment hereinafter set forth, equal to 1000 times the aggregate per share amount of all cash dividends, and 1000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock, par value $0.01 per share (the "Common Stock"), of the Corporation or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

                  (C) Dividends due pursuant to paragraph (A) of this Section shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly

Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such

Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

         Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

                  (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (B) Except as otherwise provided the Restated Certificate of Incorporation, including any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

                  (C) Except as set forth herein, or as otherwise required by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         Section 4. Certain Restrictions.

                  (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                           (i) declare or pay dividends, or make any other
distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                           (ii) declare or pay dividends, or make any other
distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or

                           (iii) redeem or purchase or otherwise acquire for
consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Series A Preferred Stock.

                  (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein or in the Restated Certificate of Incorporation, including any Certificate of Designations creating a series of Preferred Stock or any similar stock, or as otherwise required by law.

         Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1000 times the aggregate amount to be distributed per share to holders of shares of Common Stock plus an amount equal to any accrued and unpaid dividends. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 8. Amendment. The Restated Certificate of Incorporation shall not be amended in any manner, including in a merger or consolidation, which would alter, change, or repeal the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

         Section 9. Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and upon liquidation, dissolution and winding up, junior to all series of Preferred Stock.

                  IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation by its Senior Vice President this ______ day of October, 1999.

                               BIOPURE CORPORATION

                           By:_________________________
                           Jane Kober
                           Senior Vice President

                           CERTIFICATE OF AMENDMENT TO
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                               BIOPURE CORPORATION
                             a Delaware Corporation

             Pursuant to Section 242 of the General Corporation Law
                            of the State of Delaware

Biopure Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

A. The name of the corporation is Biopure Corporation (the "Corporation"). The Corporation was originally incorporated under the name Biopure Fine Chemicals, Inc., which name was changed to "Biopure Corporation" on October 31, 1985. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on July 30, 1984, was restated on December 22, 1998, and was subsequently amended. The Certificate of Incorporation, as amended, is referred to herein as the "Restated Certificate."

B. The following amendment to the Restated Certificate has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware:

                  1. That Article FOURTH of the Restated Certificate be and hereby is amended to increase the total number of shares of Class A Common Stock that the Corporation shall have authority to issue from 100,000,000 shares to 200,000,000 shares. Therefore, the total number of shares of all classes of capital stock that the Corporation shall have authority to issue is 230,000,179, consisting solely of:

200,000,000      shares of Class A Common Stock, $.01 par
                 value per share;
        179      shares of Class B Common Stock, $.01 par value
                 per share; and
 30,000,000      shares of preferred stock, $.01 par value per
                 share.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed by its duly authorized officer this 3rd day of December, 2004.

                               BIOPURE CORPORATION

                               By:   /s/ Jane Kober
                                   --------------------------------------------
                               Name: Jane Kober
                               Title:Senior Vice President, General Counsel and
                                     Secretary

                      RESTATED CERTIFICATE OF INCORPORATION
                             OF BIOPURE CORPORATION
                         PURSUANT TO SECTION 245 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

         Biopure Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         (A) The name of the corporation is Biopure Corporation (the "Corporation"). The Corporation was originally incorporated under the name Biopure Fine Chemicals, Inc., which name was changed to "Biopure Corporation" on October 31, 1985. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on July 30, 1984, was restated on December 22, 1998, and was subsequently amended.

         (B) This Restated Certificate of Incorporation restates the Restated Certificate of Incorporation of the Corporation, as amended, and has been adopted and approved in accordance with Section 245 of the General Corporation Laws of the State of Delaware.

         (C) The text of the Restated Certificate of Incorporation as heretofore amended is hereby restated to read in its entirety as follows:

                  FIRST: NAME. The name of the Corporation is:

                               Biopure Corporation

                  SECOND: REGISTERED AGENT. The registered office of the Corporation is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle, State of Delaware and the registered agent's name is the Corporation Service Company.

                  THIRD: PURPOSE. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                  FOURTH: CAPITALIZATION. The total number of shares of capital stock which the Corporation shall have authority to issue is 130,000,179 shares, divided into two classes. The total authorized number of shares of common stock is 100,000,179, consisting of 100,000,000 shares of Class A Common Stock, par value $0.01 ("Common Stock"), and 179 shares of Class B Common Stock, par value $1.00 ("Class B Common Stock"). The total authorized number of shares of preferred stock ("Preferred Stock") is 30,000,000 shares, par value $.01 per share.

         Subject to any limitations prescribed by law, the Board of Directors is authorized to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a

"Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock in any such series may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of holders of a majority of the voting power entitled to vote generally in the election of directors, without a vote of the holders of Preferred Stock of such series, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.

         The powers, preferences and rights of the shares of the Common Stock and the Class B Common Stock and the qualifications, limitations or restrictions thereof, are as follows:

         A. Common Stock

                  1. Except as otherwise required by law and subject to the voting rights of the holders of Preferred Stock, the holders of Common Stock are entitled at all times to one vote per share on all matters to be voted on by the Corporation's stockholders.

                  2. The holders of the Common Stock are entitled to receive dividends when and as dividends on the Common Stock are declared by the Board of Directors.

         B. Class B Common Stock

                  1. Dividends. The holders of the Class B Common Stock shall not be entitled to receive dividends.

                  2. Voting Rights. The holders of the Class B Common Stock shall have no right as such holders to vote at or participate in any meeting of stockholders of the Corporation or to receive any notice of such meeting, except as required by law.

                  3. Distribution of Assets. In the event of the voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, and after all amounts to which the holders of Preferred Stock have been paid or set aside in cash for payment, the holders of Class B Common Stock will be entitled to receive on a pari passu basis with the holders of Common Stock all of the remaining assets of the Corporation available for distribution to holders of its Common Stock. For purposes of determining the portion of such remaining assets to be received by holders of the Class B Common Stock, shares of Class B Common Stock shall be deemed to have been converted into a number of shares of Common Stock to be determined by multiplying the Share Limit by the Class B Liquidation Ratio.

                  4. Conversion. All outstanding shares of Class B Common Stock shall be automatically converted into shares of Common Stock at the time and on the terms set forth below.

                           1. Upon receipt by the Corporation of the
Determination, all shares of Class B Common Stock shall, subject to adjustment as provided in subparagraph (b) below, be automatically converted into that number of shares of Common Stock equal to the product of the Exchange Rate (based on the Fair Market Value per share of Common Stock as set forth in the Determination) and the Class B Conversion Value provided that the aggregate number of shares of Common Stock issued pursuant to this provision shall not exceed an amount equal to the product of the Class B Conversion Ratio and the Share Limit.

                           If each outstanding share of the Class B Common Stock
is so automatically converted, it shall be converted without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of the Common Stock issuable upon conversion of any shares of the Class B Common Stock unless certificates evidencing such shares of the Class B Common Stock are either delivered to the Corporation or any transfer agent, as hereinafter provided, or the holder notifies the Corporation that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith. Upon the occurrence of the automatic conversion of the Class B Common Stock, the holders of the Class B Common Stock shall surrender the certificates representing such shares at the office of the Corporation or of any transfer agent for the Class B Common Stock or the Common Stock. Thereupon, there shall be issued and delivered to such holder, promptly at such office and in his name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of the Class B Common Stock surrendered were converted on the date on which the Determination was received by the Corporation.

                           2. Any conversion of Class B Common Stock under
subparagraph (a) shall be subject to adjustment as described below. In the event that the Corporation shall (i) declare a dividend or make a distribution on Common Stock payable in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class), (ii) subdivide outstanding shares of Common Stock into a greater number of shares, (iii) combine outstanding shares of Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing Corporation), then if the record date, in the case of such a dividend or distribution, or the effective date, in the case of such a subdivision, combination or reclassification, is after the 30th day after PLA and ELA Approval, then the holder shall be entitled to receive upon conversion of its shares of Class B Common Stock pursuant to paragraph (a) above the aggregate number and kind of shares which, if such conversion had been made at the Exchange Rate and subject to the Share Limit in effect immediately prior to such event, the holder would have owned upon such conversion and been entitled to receive by virtue of such dividend, distribution, subdivision, combination or reclassification.

                           3. The Corporation shall at all times reserve and
keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of shares of the Class B Common Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Class B Common Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of the Common Stock to such number of shares as shall be sufficient for such purpose.

                  5. Definitions.

                  "Class B Conversion Ratio" means a fraction, the numerator of which shall be 24.574 plus the number of shares of Class B Common Stock held by the holders and the denominator of which shall be 225.

                  "Class B Conversion Value" means the multiplicative product of
(x) 24.574 plus the number of outstanding shares of Class B Common Stock and (y) $1 million.

                  "Class B Liquidation Ratio" means a fraction, the numerator of which shall be the number of shares of Class B Common Stock held by the holders and the denominator of which shall be 225.

                  "Determination" means the determination by the Qualified Arbitrator of the Fair Market Value of the Corporation as of the 30th day following PLA and ELA Approval pursuant to a Determination Process which shall commence on the 30th day following PLA and ELA Approval.

                  "Determination Process" means the following process through which the Determination shall be made:

                           1. On or before the 40th day following PLA and ELA
Approval, the Corporation and the holder of the Class B Common Stock (the "Parties") shall agree on the appointment of a Qualified Arbitrator and such Qualified Arbitrator shall within 60 days further make the Determination, provided, however, that:

                                    (a) if the Parties shall not agree on the
appointment of a Qualified Arbitrator as aforesaid, the Parties shall each appoint a disinterested third party as its representative on or before such 40th day following PLA and ELA Approval and the representatives thus appointed shall appoint a Qualified Arbitrator, and such Qualified Arbitrator shall be instructed to make the determination within 30 days;

                                    (b) if either Party shall have failed to
appoint a representative as aforesaid, the first representative appointed shall appoint the Qualified Arbitrator;

                                    (c) if the two representatives appointed by
the Parties shall be unable to agree upon the appointment of the Qualified Arbitrator within 15 days of their appointment, they shall give notice of such failure to agree to the Parties and, either of the Parties upon notice to the other Party may apply for such appointment to the Chancery Court of Delaware; and

                                    (d) in the event of the failure, refusal or
inability of the Qualified Arbitrator to act, a new Qualified Arbitrator shall be appointed in its stead, which appointment shall be made in the same manner as hereinbefore provided for the appointment of the Qualified Arbitrator.

                  2. The Qualified Arbitrator shall give notice to the Parties stating its determination, and shall furnish to each a copy of such determination signed by it. Such Determination, absent manifest error, shall be binding.

                  "Exchange Rate" means at any time of determination the amount determined in accordance with the following formula:

                                        1
                   -------------------------------------------
                   Fair Market Value per Share of Common Stock

                  "Fair Market Value per Share of Common Stock" means the Determination of the fair market value of the Company divided by 20,453,287 adjusted to the same extent of any adjustments pursuant to the definition of "Share Limit," being the number of shares, as of January 20, 1997, of Common Stock on a fully diluted basis that gives effect to any outstanding options, warrants, rights or securities convertible into or exercisable for Common Stock, and agreements to issue any such securities or rights, in each case, to the extent that such issuance would have a dilutive effect on such fair market value after also taking into account any exercise price payable in connection with the exercise thereof; provided, that if the product of the "Fair Market Value per Share of Common Stock" and the aggregate number of shares of Common Stock outstanding and issuable pursuant to any options, warrants, rights and agreements described above (the "Aggregate Biopure Common Equity Value") is more than $3,000,000,000, then the "Fair Market Value per Share of Common Stock" shall be deemed to be such amount as would cause the Aggregate Biopure Common Equity Value to be $3,000,000,000.

                  "Hemopure" means a bovine hemoglobin source Blood Product known as Hemopure developed for clinical use by the Corporation which is the subject of pending United States and foreign patent applications.

                  "PLA and ELA Approval" means receipt of all regulatory approvals required for the development, production, use, lease, sale, license, sublicense and other disposition of Hemopure for the sale and distribution of Hemopure for in vivo use as an oxygen transport material in humans in the United States.

                  "Qualified Arbitrator" means an investment banking or appraisal firm of nationally recognized standing having the knowledge and experience necessary to make the Determination selected in accordance with the procedures set forth in the definition of Determination Process above.

                  "Share Limit" means, at the time of the Determination, 3,017,700, subject to adjustment as follows: In the event that the Corporation shall on or after January 20, 1997 (i) declare a dividend or make a distribution on Common Stock payable in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class) and set a record date for such dividend or distribution as a date prior to the date on which the Corporation receives the Determination, (ii) subdivide outstanding shares of Common Stock into a greater number of shares, (iii) combine outstanding shares of Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing Corporation), then the Share Limit in effect immediately prior to such event shall automatically be adjusted immediately after the record date, in the case of such a dividend or distribution, or the effective date, in the case of such a subdivision, combination or reclassification, to be such aggregate number of shares of Common Stock that a holder of a number of shares of Common Stock equal to the Share Limit in effect immediately prior to such event, would have been entitled to receive by virtue of such dividend, distribution, subdivision, combination or reclassification.

                  FIFTH: BY-LAWS. The board of directors of the Corporation is expressly authorized to adopt, amend or repeal the by-laws of the Corporation, subject to the vote of directors otherwise required herein.

                  SIXTH: DIRECTORS; NO STOCKHOLDER ACTION BY WRITTEN CONSENT, ETC. The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

                  The business and affairs of the Corporation shall be managed by or under the direction of the board of directors. In addition to the powers and authority expressly conferred upon them by statute or by this Restated Certificate of Incorporation or the by-laws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

                  The directors of the Corporation need not be elected by written ballot unless the by-laws so provide.

                  Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

                  Special meetings of stockholders of the Corporation may be called only by the Chairman of the Board or the President or by the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board. For purposes of this Restated Certificate of Incorporation, the term "Whole Board" shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.

                  SEVENTH: CLASSIFIED BOARD. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board. The directors, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be divided into three classes, with the term of office of the first class to expire at the Corporation's first annual meeting of stockholders following the effectiveness of this Article, the term of office of the second class to expire at the Corporation's second annual meeting of stockholders following the effectiveness of this Article and the term of office of the third class to expire at the Corporation's third annual meeting of stockholders following the effectiveness of this Article. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

                  Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise provided by law or by resolution of the Board of Directors, be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been chosen expires. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

                  Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the by-laws of the Corporation.

                  Subject to the rights of the holders of any series of Preferred Stock then outstanding, any directors, or the entire board of directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

                  EIGHTH: AMENDMENT TO BY-LAWS. The Board of Directors is expressly empowered to adopt, amend or repeal the by-laws of the Corporation. Any adoption, amendment or repeal of the by-laws of the Corporation by the Board of Directors shall require the approval of a majority of the Whole Board. The stockholders shall also have power to adopt, amend or repeal the by-laws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Restated Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the by-laws of the Corporation.

                  NINTH: AMENDMENTS TO CERTIFICATE. The Corporation reserves the right to amend, alter or repeal any provision contained in this Restated Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Restated Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Restated Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal this Article NINTH, or Articles FIFTH, SIXTH, SEVENTH, EIGHTH, TENTH or ELEVENTH or to adopt an agreement of merger or consolidation or to approve the sale, lease, exchange or other disposition of all or substantially all of the Corporation's property and assets; provided that on and after July 31, 2003, the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt an agreement of merger or consolidation or to approve the sale, lease, exchange or other disposition of all or substantially all of the Corporation's property and assets.

                  TENTH: LIABILITY. No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that to the extent required by the provisions of Section 102(b)(7) of the General Corporation Law of the State of Delaware or any successor statute, as the same may be interpreted or amended from time to time, or any other laws of the State of Delaware, this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware hereafter is amended to authorize the further elimination or limitation on personal liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended General Corporation Law of the State of Delaware. Any repeal or modification of this Article TENTH by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

                  ELEVENTH:  INDEMNIFICATION AND ADVANCEMENT OF EXPENSES.

                  11.1 Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnities in connection therewith; provided, however, that, except as provided in Section 11.3 of this Article ELEVENTH with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnities in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

                  11.2 Right to Advancement of Expenses. The right to indemnification conferred in Section 11.1 of this Article ELEVENTH shall include the right to be paid by the Corporation the expenses (including attorneys' fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section 11.2 or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections 11.1 and 11.2 of this Article ELEVENTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

                  11.3 Right of Indemnitee to Bring Suit. If a claim under Sections 11.1 or 11.2 of this Article ELEVENTH is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article ELEVENTH or otherwise shall be on the Corporation.

                  11.4 Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article ELEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

                  11.5 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another Corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

                  11.6 Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

                  IN WITNESS WHEREOF, the undersigned has caused this Restated Certificate of Incorporation to be executed in its corporate name by its Senior Vice President this 27th day of January, 2000.

                                 _____________________________________
                                 Name:  Jane Kober
                                 Title: Senior Vice President, General
                                        Counsel and Secretary

                            CERTIFICATE OF AMENDMENT

                                     TO THE
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                               BIOPURE CORPORATION

      Biopure Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

      FIRST: That the Board of Directors of the Corporation has duly adopted a resolution, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Restated Certificate of Incorporation of this Corporation and declaring said amendment to be advisable;

      SECOND: That the stockholders of the Corporation have duly approved said amendment by the required vote of such stockholders, such required vote being a majority of the outstanding shares of the Corporation's Class A Common Stock, adopted at an annual meeting of the stockholders of the Corporation duly called and held in accordance with the requirements of Section 222 of the General Corporation Law of the State of Delaware, such approval being in accordance with the terms of the Restated Certificate of Incorporation and Section 242 of the General Corporation Law of the State of Delaware;

      THIRD: That the Restated Certificate of Incorporation is hereby amended by adding the following provision to the end of Article Fourth:

            "4.3. Stock Split. As of 12:01 A.M. (Eastern Time) on May 27, 2005 (the "Effective Time"), each issued and outstanding share of the Corporation's Class A Common Stock (including each share of treasury stock, the "Pre-Split Class A Common Stock") shall automatically and without any action on the part of the holder thereof be reclassified as and reduced to one-sixth (1/6) of a share of Class A Common Stock (such reduction of shares designated as the "Reverse Stock Split"). The par value of the Corporation's Class A Common Stock following the Reverse Stock Split shall remain $0.01 per share. Each holder of a certificate or certificates of Pre-Split Class A Common Stock shall be entitled to receive, upon surrender of such certificates to the Corporation's transfer agent for cancellation, a new certificate or certificates for a number of shares equal to such holder's Pre-Split Class A Common Stock divided by six, with any fraction resulting from such division rounded down to the nearest whole number (in each case, such fraction, if any, being a "Fractional Share"). No Fractional Shares will be issued for Pre-Split Class A Common Stock in connection with the Reverse Stock Split. Each holder of Pre-Split Class A Common Stock at the Effective Time who would otherwise be entitled to a Fractional Share shall, in lieu thereof, receive a cash payment equal to x) the Fractional Share multiplied by y) the product of (i) the average of the high and low trading prices of the Class A Common Stock as reported on The Nasdaq National Market or other principal market of the Class A

            Common Stock during each of the five (5) trading days immediately preceding the date of the Effective Time and (ii) six (6)."

      FOURTH: This Certificate of Amendment to the Restated Certificate of Incorporation shall be effective as of 12:01 A.M. (Eastern Time) on May 27, 2005 in accordance with the provisions of Section 103(d) of the General Corporation Law of the State of Delaware.

             The remainder of this page is intentionally left blank.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed on this 26th day of May, 2005.

                                             BIOPURE CORPORATION

                                             By: /s/ Jane Kober
                                                 -------------------------------
                                                 Name:  Jane Kober
                                                 Title: Secretary